POWER OF ATTORNEY

                                 WITH RESPECT TO
                       GLENBROOK LIFE AND ANNUITY COMPANY



     Know all men by these presents that Thomas J. Wilson, II, whose signature appears below, constitutes and appoints Louis G. Lower, II and Michael J. Velotta, each acting individually, his attorney-in-fact, with power of substitution and in any and all capacities, to sign any registration statements and amendments thereto for the Glenbrook Life and Annuity Company and related Contracts and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


                                    April 23, 1999
                                    Date


                                    /s/Thomas J. Wilson, II
                                    Thomas J. Wilson, II
                                    Vice Chairman and Director